UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2021

SUNWORKS, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2270 Douglas Blvd, Suite #216 Roseville, CA	95661
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 2.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 8, 2021, Sunworks, Inc., a Delaware corporation (the “Company”), through its operating subsidiary Sunworks United Inc., a California corporation (“Buyer”), acquired all of the issued and outstanding membership interests (the “Acquisition”) of Solcius LLC, a California limited liability company (“Solcius”), from Solcius Holdings, LLC (“Seller”). Located in Provo, Utah, Solcius is a full-service, residential solar systems provider.

The Acquisition was consummated on April 8, 2021 pursuant to a Membership Interest Purchase Agreement, dated as of April 8, 2021 (the “Purchase Agreement”), by and between Buyer and Seller. The purchase price for Solcius consisted of $51,750,000 in cash, subject to post-closing adjustments related to working capital, cash, indebtedness and transaction expenses. The board of directors of the Company has approved the Purchase Agreement and the transactions contemplated thereby. The Purchase Agreement contains customary representations and warranties as well as indemnification obligations by Seller, on the one hand, and by Buyer, on the other hand, to each other. In addition, the Purchase Agreement contains, among other customary restrictive covenants, (i) a three year covenant not to compete by Seller, directly or indirectly, against Solcius, and (ii) a three year covenant not to solicit by Seller, directly or indirectly, any person employed by Solcius, without the written consent of Buyer.

The foregoing description of the Purchase Agreement is a summary of, and does not purport to be a complete statement of, the Purchase Agreement or the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by this reference.

In addition to equity grants that may be approved by the Sunworks Board of Directors under the Sunworks stock incentive plan, Sunworks will issue an aggregate of 77,500 shares of common stock to certain employees of Solcius in connection with the commencement of their employment with Sunworks.

Cautionary Note Regarding the Purchase Agreement

The Purchase Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about Solcius, Seller, Buyer or the Company. The Purchase Agreement contains representations and warranties made by Seller and Buyer. Such representations and warranties were made only for the purposes of the Purchase Agreement, are solely for the benefit of the parties to the Purchase Agreement, and are not intended to be and should not be relied upon by any other person. In addition, these representations and warranties should not be treated as establishing matters of fact, but rather as a way of allocating risk between the parties. Moreover, certain of the representations and warranties may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by Seller to Buyer. These representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement and are subject to more recent developments. Accordingly, investors are not third party beneficiaries under the Purchase Agreement and should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about Solcius, Seller, Buyer or the Company, or of any of their respective businesses, assets, or contracts, or otherwise.

Item 7.01. Regulation FD Disclosure

On April 8, 2021, the Company issued a press release disclosing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits

(a)	The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date that this initial Current Report on Form 8-K must be filed.

(b)	The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date that this initial Current Report on Form 8-K must be filed.

(d)	Exhibits.

Number	Description

2.1	Membership Interest Purchase Agreement, dated as of April 8, 2021, by and between Solcius Holdings, LLC and Sunworks United Inc.*
99.1	Press release issued by the Company, dated April 8, 2021

*The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: April 8, 2021	By:	/s/ Gaylon Morris
Gaylon Morris
Chief Executive Officer